EXHIBIT 4.1

SERVICER APPOINTMENT, ASSUMPTION AND

AMENDMENT AGREEMENT

THIS SERVICER APPOINTMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), dated as of May 1, 2005, is by and among Wells Fargo Bank, National Association (“Wells Fargo”), Nomura Asset Acceptance Corporation, as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as seller (the “Seller”), and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as trustee (the “Trustee”) and custodian (the “Custodian”).

W I T N E S S E T H

WHEREAS, the Depositor, the Seller, GMAC Mortgage Corporation (“GMACM”), the Trustee and the Custodian entered into the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of December 1, 2004, relating to Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2004-AR4;

WHEREAS, pursuant to Section 7.06 of the Pooling and Servicing Agreement, the Seller has the right to terminate GMACM as Servicer of the Mortgage Loans without cause upon the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement;

WHEREAS, the Depositor and the Seller desire to amend certain provisions of the Pooling and Servicing Agreement to better effectuate the replacement of GMACM as Servicer thereunder;

WHEREAS, Section 11.01 of the Pooling and Servicing Agreement provides that the Pooling and Servicing Agreement may be amended from time to time by parties thereto, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to change the manner in which the Distribution Account maintained by the Trustee or the Custodial Account maintained by the Servicer is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms.

For purposes of this Agreement, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2. Appointment of Servicer.

(a)       The Seller hereby proposes that Wells Fargo be appointed as successor Servicer under the Pooling and Servicing Agreement with respect to the Mortgage Loans and subject to the satisfaction of the conditions precedent set forth in Section 5 of this Agreement, the Seller will provide written notification to GMACM of its termination as Servicer under the Pooling and Servicing Agreement to be effective on May 1, 2005 (the “Termination Date”).

(b)       In connection with the appointment of Wells Fargo as successor Servicer under the Pooling and Servicing Agreement, on the Termination Date, the Seller shall cause Wells Fargo to reimburse GMACM for all outstanding Advances and Servicing Advances due and owing to GMACM under the Pooling and Servicing Agreement in connection with GMACM’s servicing and administration of the Mortgage Loans prior to the Termination Date.

(c)       The parties hereto, subject to the satisfaction of the conditions precedent set forth in Section 5 of this Agreement, consent to the appointment of Wells Fargo as successor Servicer under the Pooling and Servicing Agreement and hereby designate Wells Fargo as Servicer of the Mortgage Loans from and after the Termination Date.

(d)       Wells Fargo hereby (i) represents and warrants that it meets all requirements of a successor Servicer set forth in Section 8.02 of the Pooling and Servicing Agreement, (ii) accepts the appointment as Servicer of the Mortgage Loans under the Pooling and Servicing Agreement, (iii) assumes and agrees to discharge the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under the Pooling and Servicing Agreement, as amended hereby, and (iv) assumes and agrees to be bound by all terms and conditions of the Pooling and Servicing Agreement, as amended hereby.

(e)       On the Termination Date, each account that, pursuant to the terms of the Pooling and Servicing Agreement, is required to be established and maintained by GMACM shall be moved to and maintained by Wells Fargo at ______________________. This Agreement shall be deemed to satisfy any and all requirements in the Pooling and Servicing Agreement for notice of change in any such account.

SECTION 3. Amendments to Pooling and Servicing Agreement.

(a)       The following representations and warranties are hereby made by Wells Fargo to the Seller, the Depositor and the Trustee as of the date hereof and such representations and warranties shall replace the representations and warranties of GMACM set forth in Section 2.03(a) of the Pooling and Servicing Agreement:

(i)        It is duly organized and is validly existing and in good standing under the laws of the United States and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)       It has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)       The execution and delivery of this Agreement by it, the servicing of the Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)      It is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)       No litigation is pending or, to the best of its knowledge, threatened in writing, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(vi)      No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(vii)      Wells Fargo will accurately and fully report its borrower credit files to each of the credit repositories in a timely manner materially in accordance with the Fair Credit Reporting Act and its implementing legislation.

(viii)     Wells Fargo is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

(b)       From and after the Termination Date, any and all references to the representations and warranties of GMACM in the Pooling and Servicing Agreement shall, and shall be deemed to be, references to the representations and warranties of Wells Fargo set forth in clause (a) above.

(c)       Section 7.06(a) of the Pooling and Servicing Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

“(a) If at any time, the Seller acquires from Wells Fargo Bank, N.A. the rights to service any of the Mortgage Loans (a “Wells Mortgage Loan”), then Wells Fargo Bank, N.A. shall continue to service the related Mortgage Loans as the Servicer hereunder. The forgoing notwithstanding, the Seller may, at its option, terminate the servicing responsibilities of Wells Fargo Bank, N.A. as Servicer hereunder with respect to any such Wells Mortgage Loans without cause. No such termination shall become effective unless and until a successor to Wells Fargo Bank, N.A. shall have been appointed to service and administer the related Wells Mortgage Loans pursuant to the terms and conditions of this Agreement. No appointment shall be effective unless (i) such successor to Wells Fargo Bank, N.A. meets the eligibility criteria contained in Section 8.02, (ii) the Trustee shall have consented to such appointment, (iii) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (iv) such successor has agreed to assume the obligations of Wells Fargo Bank, N.A. hereunder to the extent of the related Wells Mortgage Loans and (v) all amounts reimbursable to Wells Fargo Bank, N.A. pursuant to the terms of this Agreement shall have been paid to Wells Fargo Bank, N.A. by the successor appointed pursuant to the terms of this Section 7.06 or by the Seller including without limitation, all unreimbursed Advances and Servicing Advances made by Wells Fargo Bank, N.A. and all out-of-pocket expenses of Wells Fargo Bank, N.A. incurred in connection with the transfer of servicing to such successor. The Seller shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Trustee.”

(d) Section 7.06(b) of the Pooling and Servicing Agreement is hereby amended by deleting the section in its entirety.

SECTION 4. Representations and Warranties of the Depositor and Seller.

(a) The following representations and warranties are hereby made by the Depositor to the Seller, Wells Fargo and the Trustee as of the date hereof:

(i)        The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

(ii)       It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)       The execution and delivery of this Agreement by it, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)      No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its obligations under this Agreement in accordance with the terms hereof.

(v)       No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(b) The following representations and warranties are hereby made by the Seller to the Depositor, Wells Fargo and the Trustee as of the date hereof:

(i)        The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)       It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)       The execution and delivery of this Agreement by it, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)      No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its obligations under this Agreement in accordance with the terms hereof.

(v)       No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(vi)      It has the right to terminate GMACM pursuant to Section 7.06 of the Pooling and Servicing Agreement and such termination shall be exercised in accordance with the terms and conditions of the Pooling and Servicing Agreement and all applicable law.

SECTION 5. Conditions Precedent.

The transactions contemplated by this Agreement shall be conditioned upon the satisfaction of the following conditions precedent:

(i) each of the Seller, the Depositor, the Trustee and the Custodian shall have executed this Agreement evidencing its consent to the appointment of Wells Fargo as successor Servicer under the Pooling and Servicing Agreement;

(ii) Wells Fargo shall have executed this Agreement evidencing its acceptance of its appointment as successor Servicer under the Pooling and Servicing Agreement and its agreement to be bound by the terms of this Agreement and the Pooling and Servicing Agreement;

(iii) the Seller shall have notified GMACM of its decision to terminate GMACM as Servicer under the Pooling and Servicing Agreement;

(iv) a Confirmation Letter from each Rating Agency or a letter confirming that each Rating Agency is prepared to deliver a Confirmation Letter with respect to the transactions contemplated hereby. “Confirmation Letter” means, a letter issued by each Rating Agency confirming that the transactions contemplated hereby will not result in a qualification, downgrade or withdrawal of the respective ratings of the Certificates from the current ratings; and

(v) all requirements of the Pooling and Servicing Agreement with respect to the amendment thereof shall have been satisfied.

SECTION 6. Effectiveness of this Agreement.

Upon execution of this Agreement, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Seller, Wells Fargo, the Depositor, the Trustee and the Custodian shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Agreement shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes. Except as modified and expressly amended by this Agreement, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 7. Binding Effect.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Seller, Wells Fargo, the Depositor, the Trustee and the Custodian.

SECTION 8. Governing Law.

This Agreement shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

SECTION 9. Severability of Provisions.

If any one or more of the provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions or terms of this Agreement.

SECTION 10. Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 11. Counterparts.

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Seller, Wells Fargo, the Trustee and the Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA ASSET ACCEPTANCE CORPORATION,

as Depositor

By: /s/ John P. Graham

Name: John P. Graham

Title: Authorized Agent

NOMURA CREDIT & CAPITAL, INC.,

as Seller

By: /s/ Jeane D. Leschak

Name: Jeane D. Leschak

Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Successor Servicer

By: /s/ Laurie McGoogan

Name: Laurie McGoogan

Title: Vice President

JPMORGAN CHASE BANK, N.A.

as Trustee

By: /s/ Andrew M. Cooper

Name: Andrew M. Cooper

Title: Vice President

JPMORGAN CHASE BANK, N.A.

as Custodian

By: /s/ Andrew M. Cooper

Name: Andrew M. Cooper

Title: Vice President